TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                              AND SUBSIDIARIES

                                                                   Exhibit 11
                                                                   ----------

                 COMPUTATION OF EARNINGS PER COMMON SHARE
                 ----------------------------------------

                                                2 0 0 2         2 0 0 1        2 0 0 0
                                                -------         -------        -------
Basic earnings:

  Net income (loss)                          $(2,348,005)    $   243,576    $(1,165,638)
                                             -----------     -----------    -----------

Shares:
  Weighted common shares outstanding           2,587,241       2,559,453      2,438,167
                                             -----------     -----------    -----------


  Basic earnings (loss) per share            $     (0.91)    $       .10    $      (.48)
                                             ===========     ===========    ===========

  Diluted earnings:

  Net income (loss)                          $(2,348,005)    $   243,576    $(1,165,638)
                                             -----------     -----------    -----------

  Shares:
  Weighted common shares outstanding           2,587,241       2,559,453      2,438,167
  Employee stock options                              --              --             --
  Warrants                                            --              --             --
  Consultants stock options                           --              --             --
  Directors stock options                             --             590             --
  Underwriter options                                 --              --             --
                                             -----------     -----------    -----------

  Total weighted shares outstanding            2,587,241       2,560,042      2,438,167
                                             -----------     -----------    -----------


  Diluted earnings (loss) per common share   $     (0.91)    $       .10    $      (.48)
                                             ===========     ===========    ============